UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016 (January 20, 2016)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 20, 2016, ACI Worldwide, Inc. (“ACI”) and Fiserv, Inc. (“Fiserv”) entered into a definitive agreement (the “Agreement”) providing for the sale of ACI’s Community Financial Services Business for $200 million, subject to certain working capital adjustments, on the terms and conditions described in the Agreement (the “Transaction”).

The consummation of the Transaction is subject to the satisfaction of customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, ACI’s delivery of specified third-party consents and the absence of a material adverse change.

Either party may terminate the Agreement under certain circumstances, including, a failure of the Transaction to close on or prior to June 30, 2016 or such other date as may be mutually agreed upon by the parties, and certain breaches of representations and warranties or covenants of the other party.

ACI and Acquiror have agreed to indemnify the other party and its affiliates for specified losses, subject to a $2.0 million deductible and an aggregate liability cap of $20.0 million, in each case, with respect to breaches of certain representations and warranties.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 20, 2016, ACI published a press release announcing that ACI and Fiserv have entered into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 7.01. The foregoing information (including Exhibit 99.1 hereto) is being furnished under “Item 7.01 – Regulation FD Disclosure.” Such information (including Exhibit 99.1 hereto) will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as will be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report, and the attached press release, contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends” and words and phrases of similar impact. No forward-looking statement can be guaranteed and actual results may differ materially from those that ACI anticipates. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement, many of which are outside of the control of ACI. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include, but are not limited to, statements in the attached press release regarding (i) expectations that the transaction will close before the end of the first quarter of 2016 and (ii) expectations regarding achievement of sales, revenue, EBITDA and cash flow growth targets.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transaction Agreement between ACI Worldwide, Inc. and Fiserv, Inc., dated January 20, 2016.

99.1	Press Release, dated January 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: January 26, 2016	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary